1Q04 Earnings Conference Call April 22, 2004

Exhibit 99.1

2 of All the harbor Act and Such plant and 2003 new earnings concerning economic equipment hostilities. by of safe partners; result 2004 prospects and entirety the Exchange Sunoco’s statements. a quarter by Sunoco potential environment; international in their as by business business business fully Unpredictable or unknown in first covered Securities and whether the Forward-looking statements are other more be general spending; regulatory or acts 2004. forward-looking qualified to of assumptions Sunoco’s on Sunoco’s 21E or of suppliers terrorist described with intended affect limitation: remediation effects expressly Section number of legislative been are may or You may listen to the audio portion of the conference and a not potential have adverse call conjunction statements upon that and the customers, of in 1933 risks operating major of based impact material conference Act example problems; by the reviewed are involve of capital, uncertainties have this to update any forward-looking statements be forward-looking Securities way including and also in should are statements by relations risks could facts the necessarily non-performance included obligation of include, environmental labor conditions herein no presentation historical 27A and of delays, applicable statements Section forward-looking and demand for products manufactured; changes in operating conditions and costs; changes in level potential undertakes slide not uncertain economic other discussed are of uncertainties and This Those statements made by representatives of Sunoco during the course of Sunoco’s earnings conference These and expected and not Sunoco Safe Harbor Statement conference call, held on April 22, 2004 at 3:00 p.m. ET. that call on this website or an audio recording will be available after the call’s completion by calling 1-800-642-1687 and entering conference ID # 6683738. call provisions 1934. future conditions, any or all of which may ultimately prove to be inaccurate. inherently performance, causing actual results to differ materially from those discussed during the conference call. risks conditions; competitive products and pricing; changes in refining, chemical and other product margins; variation in petroleum-based commodity prices and availability of crude oil supply or transportation; fluctuations in supply of feedstocks the malfunction; construction/repair political These Form 10-K, filed with the Securities and Exchange Commission on March 5, factors forward-looking foregoing cautionary statements. information or future events.

• 3

• 13th 22nd shortly with close January January to on period on expect inventory the agreement … acquisition for divestment inventory purchase 27th refinery including contribution business including January sites diligence Point purchase, on due income proceeds, retail Eagle MM MM Plasticizer MM

• Activities $235 $23 $90 concluding

• Closed 0 0 Closed 0 Announced ConocoPhillips 0

• 1Q04 g g

4

2.2 MM common increased debt by approximately $150 MM $230 MM authorization remaining 75.6 MM shares outstanding equity offering completed early April ($129 MM net proceeds) . . . funding acquisition activity and redemption of units owned by Sunoco

1Q04 Activities Consolidated Epsilon Products Company (polypropylene) joint venture 0 $37 MM of share repurchases in 1Q04 … at March 31, 2004: 0 0 Sunoco Logistics transactions (NYSE: SXL) 0 Construction in progress for Haverhill, Ohio coke plant—expected 1Q05 completion

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1Q04 Results

- **Net Income of $89 MM ($1.17/share)**
  - **Refining & Supply earnings of $100 MM**…
    - strength in gasoline margins
    - increased production volumes in Northeast (excluding Eagle Point) by 2.3 MMB (5%)
    - scheduled maintenance in MidContinent (March 2004) reduced volumes by approximately 3 MMB
    - higher crude and marine transportation costs during the quarter
    - good margins on petrochemical feedstocks

5

6

cpg vs.

… down 1.9 cpg vs. 1Q03 and 4.8 … - vs. 1Q03 but down from 4Q03 . . . significant gasoline margins unable to keep up with crude / wholesale gasoline price increases—4Q03 gasoline volumes up 10% due to June 2003 Speedway acquisition much improved increases in benzene and propylene costs not fully recovered during the quarter phenol sales volumes constrained by feedstock availability issues in the industry

Retail Marketing loss of $(4) MM h h Chemicals earnings of $12 MM h h

1Q04 Results 0 0

• 7

• of MidContinent of 43%see consolidation cost margin of reporting and reflect the 12/31/03) (NERC) and realized at covenant) now contract website MM revolver statistics…now margins Sunoco’s at $431 supply to 3/31/04 (vs. (per available at MM 8 operating systems…Northeast Equistar $311 slide the statistics

• Sheet to

• of debt-to-capital refining

• Items cash net appendix two (MCRC) chemical/polypropylene Epsilon, additives…equivalent restated

• Balance 0 0 Changes 0 0 0

• Other g

A1

Appendix 1Q04 Earnings Conference Call April 22, 2004

A2

> 80 (2) (1) 8 53

(29) (14) 11 45 0.60 0.10 0.70

20 25 26 (3) 11 44 (8) 36 10) 47

(35) 0.57 . .

4Q03 (0 0

-

7 3—3

> (14) 16 (3) (1) (2) 0.05 0.05 -

- 12

93 10 (4) 11 10 (34) 86 86 .

1Q03 1.12 1

-

8 9 - 17 100 (4) 12 (36) 89 89 .

1Q04 1.17 1

Earnings Profile, MM$ Refining & Supply Retail Marketing Chemicals Logistics Coke Corporate / Net Financing Special Items Consolidated Net Income EPS (diluted): Income Before Special Items Special Items Net Income

A3

> 4.2 12.6 (3.6) 13.2 4Q03 45.2—21.8 67.0

> 2.3 12.6 (2.3) 12.6 1Q03 47.1—20.5 67.6 Production, MMB 1Q04 49.4 12.6 18.2 80.2 Refining & Supply – NERC Eagle Point MCRC Total

A4

> 2.62 (0.61) 0.17 2.18 2.50 (0.36) (1.61) 0.53 4Q03 4.52 (0.96)—3.56 3.89 (0.17) 1.21 4.93

> (0.70) (0.39) 1.15 0.06 0.41 0.40 0.06 0.87 + $1.25) refined into 3 barrels of 1Q03 7.84 (1.18) (0.98) 5.68 5.98 (0.93) (0.46) 4.59 Margins, $/B 1Q04 7.14 (1.57) 0.17 5.74 6.39 (0.53) (0.40) 5.46

(a)

6-3-2-1 Crude Differential Product Differential Realized Margin (b) Crude Differential Product Differential

NERC: MCRC: 3-2-1 Realized Margin Benchmark comprised of 6 barrels of delivered crude (Dated Brent unleaded gasoline, 2 barrels of #2 fuel oil, and 1 barrel of 0.3% residual Benchmark comprised of 3 barrels of delivered crude (WTI + $0.75) refined into 2 barrels of Chicago unleaded gasoline, and 1 barrel of #2 fuel oil

Refining & Supply – (a) (b)

A5

> (39) 9 (30) (4.8) 4.4 1 (1) 4Q03 1,085 161 1,246 11.2 10.5 72 25

> 96 3 99 (1.9) 0.7 7 -1Q03 950 167 1,117 8.3 14.2 66 24 1Q04 1,046 170 1,216 6.4 14.9 73 24

Retail Marketing Sales (MMgal): Gasoline Middle Distillates Total Gasoline Margin (cpg) Distillate Margin (cpg) Merchandise Sales (M$/Store/Mo) Merchandise Margin (% of Sales)

A6

> (0.3) (2.6) (1.2) (81) (13) (119) (213) 4Q03 8.9 13.0 10.4 695 588 195 1,478 the Epsilon joint

> 2.0 3.0 2.4 (56) 25 (127) (158) 1Q03 6.6 7.4 6.8 670 550 203 1,423

1Q04 8.6 10.4 9.2 614 575 76 1,265 The polypropylene margins now include the impact of a long- business divested January 2004.

(a) (a)

All Products (b) Prior periods have been restated to reflect the consolidation of venture, effective 1/1/03. term supply contract entered into on 3/31/03 with Equistar Chemicals. Includes Plasticizer

Sunoco Chemicals Margin (cp#) Phenol / Related Polypropylene Sales Volume (MMlbs.) Phenol / Related Polypropylene Other Total Volume (a) (b)

A7

. . .

20 83 103 26 129

Equity Offering Use of funds: Eagle Point logistics assets Redemption of 2.2 MM Sunoco units Sub-total(paid to Sunoco)

Other growth capital Total (retained by SXL)

Completed offering of 3.4 MM units on 4/1/04 proceeds of $38.06 /unit, net of underwriting discount 0 Sunoco owns 62.6 % post-offering

Logistics – g g

A8

Epsilon debt.

12/31/03 1,182 104 1,556 2,842 42

Revolver Covenant, MM$ 03/31/04 1,302 104 1,616 3,022 43

Debt/Cap Ratio – Net Debt* SXL Minority Interest Shareholders’ Equity Total Capital Net Debt / Capital (%) * Includes $12 MM of debt guarantees and impact of consolidating